UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10429 South 51st Street, Suite 235 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On December 18, 2014, the Board of Directors (the “Board”) of GlyEco, Inc., a Nevada corporation (the “Company”), approved an Equity Incentive Program (the “Equity Incentive Program”), whereby the Company’s employees may elect to receive equity in lieu of cash for all or part of their salary compensation.

Pursuant to the Equity Incentive Program, each of the Company’s employees may choose to forego all or part of their salary compensation in exchange for stock options or shares of restricted stock. For each dollar of compensation foregone, each employee is eligible to receive either four stock options or three and one-third shares of restricted common stock.

The Company shall issue all stock options and restricted stock due to employees pursuant to the Equity Incentive Program on the last day of each calendar month. Stock options issued pursuant to the program shall vest immediately upon issuance and have an exercise price of $0.30.  Such stock options shall have a term of ten years and be otherwise subject to the terms of the Company’s 2012 Equity Incentive Plan, including cashless exercise as an available form of payment. Restricted stock issued pursuant to the program shall also vest immediately and have a stock basis of $0.30 per share.

The Company’s Chief Executive Officer, John Lorenz, and Chief Financial Officer, Alicia Williams Young, have both decided to participate in the Equity Incentive Program. Mr. Lorenz has decided to forego $9,000 per month of his cash compensation, therefore electing to receive 36,000 stock options per month under the program, while Ms. Williams Young has decided to forego $8,000 per month of her cash compensation, therefore electing to receive 32,000 stock options per month under the program.

The Equity Incentive Program shall remain in effect until March 31, 2015, at which time it will be reevaluated. Upon the conclusion of the program, the Company will calculate its profitability for the quarter using an adjusted EBITDA calculation, and if the Company has achieved profitable operations, it shall proportionally distribute salary compensation back to all employees participating in the program.

The foregoing description of the Equity Incentive Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Incentive Program, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:
10.1	Equity Incentive Program, dated December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: December 24, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)